Exhibit 10.23

Notice of Resource Change

February 26, 2024

Doug Francis Executive Chair
WM Technology, Inc. Dear Mr. Francis:
For the purpose of continuing to provide services under the terms of our Executive Services Agreement dated as of July 16, 2023, SeatonHill Partners, LP is replacing Mary Hoitt with Susan Echard as the CFO Partner on the engagement effective February 26, 2024. We appreciate the opportunity to continue working with you.

Sincerely,
SeatonHill Partners, LP

J. Gregory Coffey Chief Operating Officer